UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 31, 2015

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

Liquidation of Republic Exploration LLC and Termination of Related Participation Agreements

As a further reflection of the increased focus of Contango Oil & Gas Company (the “Company”) on onshore U.S. resource plays and to increase organizational efficiency, Contango Operators, Inc., a wholly-owned subsidiary of the Company, and the other members of Republic Exploration LLC (“REX”) agreed to dissolve and liquidate REX effective as of the close of business on December 31, 2015.  The liquidation agreement provides that following satisfaction of its outstanding liabilities, REX’s assets will be distributed proportionately to its members in accordance with the terms of the amended and restated limited liability company agreement for REX.  While the liquidation of REX is not material to the Company, it will result in Contango Operators, Inc. receiving its proportionate share of REX’s assets (including cash in excess of $1 million) rather than having those assets held by an entity in which it owns a minority interest.  The liquidation agreement also provides that the Participation Agreements dated August 27, 2012 and March 21, 2013 between REX and Contango Operators, Inc. are terminated upon the dissolution and winding up of REX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: January 8, 2016	/s/ E. JOSEPH GRADY
E. Joseph Grady
Senior Vice President and Chief Financial Officer